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                                                              Exhibit 99.B(8)(b)
                                   Appendix B
                                   ----------

                               CUSTODY AGREEMENT

     The following open-end management investment companies ("Funds") are hereby made parties to the Custody Agreement dated October 18, 1994, with UMB Bank, n.a. ("Custodian") and Trainer, Wortham First Mutual Funds (Formerly known as First Mutual Fund) and agree to be bound by all the terms and conditions contained in said Agreement.


                                 LIST THE FUNDS
                                 --------------

First Mutual Fund
Trainer, Wortham Emerging Growth Fund
Trainer, Wortham Total Return Bond Fund



ATTEST:


-------------------------------               ------------------------------

                                              By:       David P. Como
                                                 ---------------------------
                                              Name:
                                                   -------------------------
                                              Title:    President
                                                    ------------------------
                                              Date:     July 25, 1996
                                                   -------------------------


ATTEST:

-------------------------------               UMB BANK, N.A.

                                              By:
                                                 ---------------------------
                                              Name:
                                                   -------------------------
                                              Title:
                                                    ------------------------
                                              Date:
                                                   -------------------------